For Immediate Release                                Contact: Lonnie R. Trasamar
August 5, 2004                                                (507) 553-3151


Wells Financial Corp. Announces Second Quarter Earnings
-------------------------------------------------------

                            Selected Financial Data

                                       Three  months  ended                 Six months ended
                                   June 30, 2004     June 30, 2003     June 30, 2004   June 30, 2003
                                   -------------     -------------     -------------   -------------
Net Income                            $565,000        $1,004,000        $1,042,000       $1,892,000
Basic earnings per share               $0.49             $0.89            $0.90            $1.68
Diluted earnings per share             $0.47             $0.87            $0.88            $1.64
Return on average equity (1)            8.0%             15.3%             7.4%            14.6%
Return on average assets (1)            1.0%             1.8%              0.9%             1.7%
Net interest rate spread                3.8%             3.1%              3.7%             2.9%
Net interest rate margin                4.0%             3.2%              3.9%             3.1%
Book value per share at June 30        $24.39           $23.58            $24.39           $23.58

(1) annualized


         Wells, Minnesota - August 5, 2004 - Lonnie R. Trasamar, President of Wells Financial Corp. (the "Company"), the holding company of Wells Federal Bank (the "Bank"), announced earnings of $565,000 for the quarter ended June 30, 2004, down 43.7% when compared to the same period in 2003. Basic and diluted earnings per share for the quarter were $0.49 and $0.47, respectively. This compares to basic and diluted earnings per share of $0.89 and $0.87 for the quarter ended June 30, 2003.

         Net income for the six-months ended June 30, 2004 was $1,042,000, down 44.9% when compared to the same period in 2003. Basic and diluted earnings per share were $0.90 and $0.88, respectively. Basic and diluted earnings per share for the six-months ended June 30, 2003 were $1.68 and $1.64, respectively.

         The decrease in net income for the three and six months ended June 30, 2004 when compared to the same periods in 2003 was primarily the result of a decrease in the gain on sale of loans originated for sale. During the first six months of 2004 fewer mortgage loans were originated for sale when compared to the first six months of 2003 resulting in a decrease in gain on sale of loans originated for sale. Partially offsetting the decrease in gain on sale of loans originated for sale were increases of $393,000 and $658,000 in net interest income for the three and six months ended June 30, 2004, respectively, when compared to the same periods in 2003.

         Total assets decreased by $452,000 during the first six months of 2004 due primarily from a reduction in customer deposits. Cash and securities available for sale decreased by $18,588,000 and $5,747,000, respectively, while loans held for sale and loans receivable increased by $1,525,000 and

$21,433,000, respectively. The increase in loans receivable resulted, primarily, from increases in commercial and agricultural real estate loans.

         Liabilities decreased by $912,000 during the first six months of 2004 primarily due to a $4,300,000 decrease in deposits being partially offset by a $3,140,000 increase in borrowed funds.

Wells Financial Corp. and Wells Federal Bank are headquartered in Wells, Minnesota. The Bank operates eight full service offices located in Wells, Blue Earth, Mankato, Fairmont, North Mankato, Albert Lea, St. Peter and Owatonna Minnesota and loan origination offices located in Farmington, Minnesota and Mason City, Iowa. The Bank is a community oriented, full service savings bank offering traditional mortgage, consumer, commercial and agricultural loan products. The Bank offers insurance, mutual funds and variable rate annuity products through its subsidiary, Wells Insurance Agency.

                           Forward-looking Statements

         Statements in this press release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties. The foregoing material may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances arising after the date hereof.

                      WELLS FINANCIAL CORP. and SUBSIDIARY
                 Consolidated Statements of Financial Condition
                       June 30, 2004 and December 31, 2003
                             (Dollars in Thousands)
                                   (Unaudited)

ASSETS
                                                                    2004         2003
                                                                 ---------    ---------
   Cash, including interest-bearing accounts
      June 30, 2004 $2,397; December 31, 2003 $17,655            $   6,730    $  25,318
   Certificates of deposit                                             126          200
   Securities available for sale, at fair value                     21,663       27,410
   Federal Home Loan Bank Stock, at cost                             1,444        1,303
   Loans held for sale                                               3,522        1,997
   Loans receivable, net                                           181,482      160,049
   Accrued interest receivable                                       1,502        1,209
   Premises and equipment, net                                       4,016        3,585
   Mortgage servicing rights, net                                    2,680        2,681
   Other assets                                                        188           53
                                                                 ---------    ---------
         TOTAL ASSETS                                            $ 223,353    $ 223,805
                                                                 =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
   Deposits                                                      $ 165,362    $ 169,662
   Borrowed funds                                                   26,140       23,000
   Advances from borrowers for taxes and insurance                   1,736        1,585
   Deferred income taxes                                             1,327        1,456
   Accrued interest payable                                            208           34
   Accrued expenses and other liabilities                              252          200
                                                                 ---------    ---------
         TOTAL LIABILITIES                                         195,025      195,937
                                                                 ---------    ---------

STOCKHOLDERS' EQUITY:
   Preferred stock, no par value; 500,000 shares
      authorized; none outstanding                                       -            -
   Common stock, $.10 par value; authorized 7,000,000
      shares; issued 2,187,500 shares                                  219          219
   Additional paid-in capital                                       17,146       17,154
   Retained earnings, substantially restricted                      27,453       26,922
   Accumulated other comprehensive income                              287          525
   Unearned compensation restricted stock awards                      (488)        (561)
   Treasury stock, at cost, 1,026,274 shares at June 30, 2004,
       and 1,033,673 shares at December 31, 2003                   (16,289)     (16,391)
                                                                 ---------    ---------
         TOTAL STOCKHOLDERS' EQUITY                                 28,328       27,868
                                                                 ---------    ---------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $ 223,353    $ 223,805
                                                                 =========    =========

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

                      WELLS FINANCIAL CORP. and SUBSIDIARY
                        Consolidated Statements of Income
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                    Three Months Ended         Six Months Ended
                                                          June 30,                 June 30,
                                                  -----------------------   -----------------------
                                                     2004         2003         2004         2003
                                                  ----------   ----------   ----------   ----------
Interest and dividend income
   Loans receivable:
      First mortgage loans                        $    1,703   $    1,876   $    3,433   $    3,815
      Consumer and other loans                           709        2,097        1,419
                                                                                              1,121
   Investment securities and other
       interest bearing deposits                         219          316          445          653
                                                  ----------   ----------   ----------   ----------
                    Total interest income              3,043        2,901        5,975        5,887
                                                  ----------   ----------   ----------   ----------
Interest Expense
   Deposits                                              635          897        1,296        1,880
   Borrowed funds                                        321          310          631          617
                                                  ----------   ----------   ----------   ----------
                     Total interest expense              956        1,207        1,927        2,497
                                                  ----------   ----------   ----------   ----------
                     Net interest income               2,087        1,694        4,048        3,390
Provision for loan losses                                  -            -            -            -
                                                  ----------   ----------   ----------   ----------
     Net interest income after provision for
           loan losses                                 2,087        1,694        4,048        3,390
                                                  ----------   ----------   ----------   ----------
Noninterest income
   Gain on sale of loans originated for sale             550        1,591          829        2,998
   Loan servicing fees                                   240          231          481          449
   Insurance commissions                                 152          117          340          211
   Fees and service charges                              122          196          303          416
   Other                                                  30           41           60           69
                                                  ----------   ----------   ----------   ----------
                       Total noninterest income        1,094        2,176        2,013        4,143
                                                  ----------   ----------   ----------   ----------
Noninterest expense
   Compensation and benefits                           1,275        1,054        2,297        1,966
   Occupancy and equipment                               270          271          534          532
   Data processing                                       127          127          267          252
   Advertising                                            71           74          152          133
   Amortization and valuation adjustments for
     mortgage servicing rights                            24           85          264          604
   Other                                                 493          593          880          920
                                                  ----------   ----------   ----------   ----------
                  Total noninterest expense            2,260        2,204        4,394        4,407
                                                  ----------   ----------   ----------   ----------
                   Income before taxes                   921        1,666        1,667        3,126
Income tax expense                                       356          662          625        1,234
                                                  ----------   ----------   ----------   ----------
                   Net income                     $      565   $    1,004   $    1,042   $    1,892
                                                  ==========   ==========   ==========   ==========
Cash dividends declared per share                 $     0.22   $     0.20   $     0.44   $     0.40
                                                  ==========   ==========   ==========   ==========
Earnings per share
      Basic                                       $     0.49   $     0.89   $     0.90   $     1.68
                                                  ==========   ==========   ==========   ==========
      Diluted                                     $     0.47   $     0.87   $     0.88   $     1.64
                                                  ==========   ==========   ==========   ==========

Weighted average number of common shares
      outstanding:
      Basic                                        1,162,283    1,131,085    1,160,414    1,128,490
                                                  ==========   ==========   ==========   ==========
      Diluted                                      1,190,265    1,159,797    1,188,396    1,153,604
                                                  ==========   ==========   ==========   ==========

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